SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                           inTEST Corporation
-----------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4.   Proposed maximum aggregate value of transaction:

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     5.   Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

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     2.   Form, Schedule of Registration Statement No.:

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     4.   Date Filed:

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

                            inTEST CORPORATION
                              2 Pin Oak Lane
                       Cherry Hill, New Jersey 08003
                  ----------------------------------------
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held August 4, 2000
                  ----------------------------------------

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of inTEST Corporation will be held at the Radisson Hotel Mount Laurel, Route 73, Mount Laurel, New Jersey, on Friday, August 4, 2000, at 10:00 A.M. Eastern Daylight Time, to consider and vote on the following matters described in the accompanying Proxy Statement:

     1. Election of the members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

     2. Approval of amendments to the 1997 Stock Plan which will (i) increase the number of shares which may be issued under the 1997 Stock Plan to 1,000,000; and (ii) reduce the number of shares required to be voted in favor of future amendments affecting employee eligibility and the number of shares which may be issued upon exercise of options which may be granted to employees;

     3. Ratification of the appointment by the Board of Directors of KPMG LLP as the independent public accountants for inTEST for the year ending December 31, 2000; and

     4. Such other business as may properly be brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed June 29, 2000, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                         By Order of the Board of Directors,


                                         /s/Hugh T. Regan, Jr.
                                         ------------------------------
                                         Hugh T. Regan, Jr.
                                         Secretary

Cherry Hill, New Jersey
July 7, 2000


-----------------------------------------------------------------------------

                           YOUR VOTE IS IMPORTANT

     Whether or not you plan to attend the meeting, please complete, date, sign and mail your proxy card promptly in order that the necessary quorum may be represented at the meeting. The enclosed envelope requires no postage if mailed in the United States.

-----------------------------------------------------------------------------
                            inTEST CORPORATION
                              2 Pin Oak Lane
                       Cherry Hill, New Jersey 08003

                      ------------------------------
                              PROXY STATEMENT
                      ------------------------------
                      ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held August 4, 2000
                      ------------------------------

     This proxy statement and the enclosed proxy card are intended to be sent or given to stockholders of inTEST Corporation on or about July 7, 2000, in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2000 Annual Meeting of Stockholders, which will be held on Friday, August 4, 2000, at 10:00 A.M. Eastern Daylight Time, at the Radisson Hotel Mount Laurel, Route 73, Mount Laurel, New Jersey. Proxies are solicited to give all stockholders of record at the close of business on June 29, 2000 an opportunity to vote on the matters that come before the meeting. Shares can be voted only if the stockholder is present in person or is represented by proxy.

     If the enclosed proxy card is properly signed and returned, the shares represented by the proxy card will be voted and, if the stockholder indicates a voting choice on the proxy card, the shares will be voted in accordance with such choice. If the proxy card is signed but no choice is indicated, the shares represented by the proxy card will be voted "FOR" the election of the nominees for director listed in this proxy statement, "FOR" the approval of the amendments to the 1997 Stock Plan and "FOR" the ratification of the appointment of KPMG LLP as the independent public accountants for inTEST for the year ending December 31, 2000. Management knows of no business that will be presented at the meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Any stockholder granting a proxy by the execution and delivery of the enclosed proxy card may revoke it at any time prior to its being voted, by filing with Hugh T. Regan, Jr., Secretary, an instrument of revocation or a duly executed proxy card bearing a later date. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder attending the meeting notifies Mr. Regan, in writing, of the revocation of the proxy at any time prior to the voting of the proxy.

                              VOTING SECURITIES

     On June 1, 2000, there were 8,588,383 shares of our common stock, $0.01 par value, outstanding. We have no other voting securities outstanding. The stockholders of record on the record date will be entitled to one vote per share of common stock on each matter submitted to the stockholders at the meeting.

     The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Assuming a quorum is present, (i) a plurality of the votes cast at the meeting is required for the election of directors, (ii) the affirmative vote of the holders of a majority of the outstanding shares of stock on the record date is required to approve the amendments to the 1997 Stock Plan; and (iii) the affirmative vote of the holders of a majority of the shares of stock which are present or represented at the meeting and entitled to vote is required for the ratification of the appointment of KPMG LLP as the independent public accountants for the year ending December 31, 2000, as well as for approval of such other matters as may properly come before the meeting or any adjournment of the meeting.

     If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock represented by such proxy will not be considered present at the meeting and, therefore, will not be counted towards a quorum. If a broker that is a record holder of common stock does return a signed proxy, but is not instructed by the beneficial owner to vote on one or more matters and does not have discretionary voting power with respect to such matter or matters, the shares of common stock represented by such proxy will be considered present at the meeting for purposes of determining the presence of a quorum but will not be voted or considered entitled to vote for purposes of determining the outcome of the vote on such matter or matters. With respect to the proposal to approve the amendments to the 1997 Stock Plan, such broker "non-votes" will have the same effect as a "no" vote. Abstentions will have no effect on the outcome of the election of directors and, with respect to the approval of the amendments to the 1997 Stock Plan and to ratify the appointment of our independent public accountants, abstentions will have the same effect as a "no" vote.

     Directors and executive officers who beneficially own approximately 32.7% of our outstanding common stock as of June 1, 2000 are expected to vote, or direct the voting of their shares, in favor of the election of the directors whose nomination is described herein, the approval of the amendments to the 1997 Stock Plan and the ratification of the appointment of our independent public accountants. In addition, the trustees of the Temptronic Corporation Equity Participation Trust control the voting of the 452,359 unallocated shares held by the Trust (approximately 5.3% of our outstanding shares). One of our directors and an officer of our Temptronic subsidiary are two of the three trustees of the Trust.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of June 1, 2000 (except where otherwise noted) by:

     *   each of our named executive officers;
     *   each of our directors;
     *   all directors and executive officers as a group; and
     * each stockholder known by inTEST to own beneficially more than 5% of our common stock.

     Percentage ownership in the following table is based on 8,588,383 shares of common stock outstanding as of June 1, 2000. We have determined beneficial ownership in the table in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by any person and the percentage ownership of that person, we have deemed shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days of June 1, 2000 to be outstanding. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.


                                                             Shares
                                                          Beneficially     Percent
                                                          Owned As of     of Class
                                                          June 1, 2000    (Approx.)
                                                         -------------    --------
Directors and Named Executive Officers:
--------------------------------------
Robert E. Matthiessen (1)                                    62,419           *
Hugh T. Regan, Jr. (2)                                       28,100           *
Douglas W. Smith (3)                                        593,750          6.9%
Daniel J. Graham (4)                                        311,260          3.6%
William M. Stone (5)                                         16,552           *
Alyn R. Holt (3)(6)                                       1,576,256         18.4%
Richard O. Endres (7)                                       129,197          1.5%
Stuart F. Daniels, Ph.D. (8)                                 17,282           *
Gregory W. Slayton (9)                                       31,600           *
James J. Greed, Jr.                                               0           *
All directors and executive officers as a group
  (12 individuals) (10)                                   2,827,093         32.7%
Five Percent Stockholders:
-------------------------
Temptronic Corporation Equity Participation Trust (3)(11)   665,157          7.7%
FMR Corp. (12)                                              650,000          7.6%
Hakuto America Holdings, Inc. (13)                          647,500          7.5%
Wellington Management Company LLP (14)                      604,000          7.0%
Brinson Partners, Inc. (15)                                 457,815          5.3%

-----------------
*   Denotes less than one percent of class.

(1) Excludes 62,618 shares owned by Mr. Matthiessen's spouse and 2,000 shares owned by Mr. Matthiessen's emancipated child. Mr. Matthiessen disclaims beneficial ownership of the shares owned by his spouse and child.

(2)   Includes 22,000 shares subject to options exercisable by July 31, 2000.

(3) The address of the stockholder is: c/o inTEST, 2 Pin Oak Lane, Cherry Hill, New Jersey 08003.

(4) Excludes 31,000 shares owned by Mr. Graham's spouse, 4,300 shares owned by Mr. Graham's emancipated child and 1,500 held in trust for the benefit of Mr. Graham's minor child. Mr. Graham disclaims beneficial ownership of the shares owned by his spouse and children.

(5) Includes 9,250 shares subject to options exercisable by July 31, 2000 and 2,677 shares held by the employee stock ownership plan for the benefit of Mr. Stone.

(6) Includes 115,000 shares owned by The Holt Charitable Remainder Trust. Excludes 150,427 shares owned by Mr. Holt's spouse. Mr. Holt disclaims beneficial ownership of the shares owned by his spouse.

(7) Includes 500 shares held by a corporation of which Mr. Endres is a stockholder and over which Mr. Endres shares investment control. Excludes 10,000 shares owned by Mr. Endres' spouse. Mr. Endres disclaims beneficial ownership of the shares owned by his spouse.

(8)   Includes 6,000 shares subject to options exercisable by July 31, 2000.

(9) Includes 3,600 shares owned by The Slayton Family Foundation of which Mr. Slayton is the president.

(10)  Includes 51,250 shares subject to options exercisable by July 31, 2000.

(11) Represents shares of common stock held by the Temptronic Corporation Equity Participation Trust (Temptronic's employee stock ownership plan) in a fiduciary capacity for employees of Temptronic. Shares held by the trust are allocated to employees of Temptronic annually based on each employee's salary. Temptronic employees' interests in the plan begin to vest after three years of employment and become fully vested after seven years of employment. With respect to shares held by the trust which are allocated to participants, the trustees must vote such shares in accordance with instructions from the participants. If no instructions are received, the trustees have a fiduciary duty to vote such shares in a manner consistent with their duties as fiduciaries under the Employee Retirement Income and Security Act of 1974, as amended, or ERISA. With respect to shares held by the trust which are not allocated to participants, the trustees have the duty to vote such shares in a manner consistent with their duties as ERISA fiduciaries. As of June 1, 2000, 212,798 shares held in the plan were allocated to employees, and 452,359 shares were not yet allocated to employees.

(12) According to a Schedule 13G/A filed with the SEC on February 11, 2000, as of December 31, 1999, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of the 650,000 shares as a result of acting as investment adviser to Fidelity Low-Priced Stock Fund, an investment company registered under Section 8 of the Investment Company Act of 1940 that owns the 650,000 shares.
      The address or principal business office of each of Fidelity Management & Research, FMR and Fidelity Low-Priced Stock Fund is 82 Devonshire Street, Boston MA 02109. Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, a director of FMR, and other members of the Edward
      C. Johnson 3d family and trusts for their benefit, through their ownership of voting common stock of FMR and the execution of a stockholders' voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Edward C. Johnson 3d, Fidelity Management & Research, FMR (through its control of Fidelity Management & Research) and Fidelity Low-Priced Stock Fund each has sole power to dispose of the shares. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by Fidelity Low-Priced Stock Fund, which power resides with, and is directed by, the Board of Trustees of Fidelity Low-Priced Stock Fund.

(14) According to a Schedule 13D filed with the SEC on March 17, 2000, as a result of the merger with Temptronic, Hakuto America Holdings, Inc., a former shareholder of Temptronic, became a shareholder of inTEST. The shares of Temptronic owned by Hakuto America converted into 647,500 shares of inTEST common stock. Hakuto America is a 100% owned subsidiary of Hakuto Co. Ltd., a Japanese corporation. Hakuto America serves as the U.S. holding company for certain investments and operating subsidiaries of Hakuto Co. Ltd., and its principal business office is 1015 E. State Parkway, Schaumburg, IL 60173.

(15) According to a Schedule 13G/A filed with the SEC on February 11, 2000, as of December 31, 1999, Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own the 604,000 shares which are held of record by its clients. Wellington Management's principal business office is located at 75 State Street, Boston, MA 02109.

(15) According to a Schedule 13G/A filed with the SEC on February 10, 2000, as of December 31, 1999, Brinson Partners, Inc., an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, and UBS AG, a bank as defined in Section 3(a)(6) of the Exchange Act, beneficially own the 457,815 shares. Brinson Partners is an indirect wholly-owned subsidiary of UBS AG. Brinson Partners' principal business office is located at 209 South LaSalle, Chicago, IL 60604-1295; UBS AG's principal business office is located at Bahnhofstrasse 45 8021, Zurich, Switzerland.


                         ELECTION OF DIRECTORS

     Our Bylaws provide that our Board of Directors shall consist of not less than five (5) directors, as determined by the Board of Directors, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified. The present number of directors constituting the entire Board is nine.

     At the meeting, nine directors are to be elected to serve until the 2001 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Listed below are the nine nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of a substitute designated by our management, unless a contrary instruction is given on the proxy card. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

The names of the persons presently serving as directors, each of whom has been nominated for reelection, are listed below, together with their ages and certain other information as of June 1, 2000:

                                   Director
Name                        Age     Since      Position
----                        ---    --------    --------
Alyn R. Holt                62     09/17/81    Chairman
Robert E. Matthiessen       55     02/01/97    President, Chief Executive Officer and
                                               Director
Douglas W. Smith            50     08/03/98    Executive Vice President, Chief
                                               Operating Officer and Director
Daniel J. Graham            54     06/01/88    Vice Chairman, Senior Vice President
                                               and Director
William M. Stone            58     03/09/00    President and Chief Executive Officer
                                               of Temptronic Corporation and Director
Richard O. Endres           74     04/01/82    Director
Stuart F. Daniels, Ph.D     59     04/01/97    Director
Gregory W. Slayton          40     08/03/98    Director
James J. Greed, Jr.         61     03/09/00    Director


Biographical and Other Information Regarding inTEST's Directors

     Alyn R. Holt is a co-founder of inTEST and has served as Chairman since inTEST's inception in September 1981. Mr. Holt served as Chief Executive Officer of inTEST from September 1981 to August 1998.

     Robert E. Matthiessen was elected Chief Executive Officer of inTEST in August 1998. He was elected President and a director of inTEST in February 1997. Mr. Matthiessen served as Chief Operating Officer of inTEST from December 1997 until August 1998. Prior to that, Mr. Matthiessen served as Executive Vice President since joining inTEST in October 1984.

     Douglas W. Smith was elected Executive Vice President, Chief Operating Officer and a director of inTEST in August 1998. Mr. Smith founded and served as President of TestDesign Corporation, a California corporation engaged in the manufacture of tester interface products, which was acquired by inTEST in August 1998. Mr. Smith founded TestDesign Corporation in February 1985.

     Daniel J. Graham is a co-founder of inTEST and has served as Senior Vice President and a director of inTEST since June 1988. Mr. Graham was elected Vice Chairman of inTEST in October 1998.

     William M. Stone has served as a director of inTEST since our acquisition of Temptronic in March 2000. He also serves as President and Chief Executive Officer of Temptronic. Mr. Stone joined Temptronic in May 1997 as Director of Engineering and became Senior Vice President and Chief Operating Officer in October 1998. He was appointed President and Chief Executive Officer in August 1999 and became a director of Temptronic in November 1999. From November 1995 to May 1997, Mr. Stone served as Director of Engineering and Operations for the Technic Equipment Division of Technic Corporation. From December 1994 to November 1995, he served as Director of Engineering for Gerber Optical, a subsidiary of Gerber Scientific Corporation.

     Richard O. Endres has served as a director of inTEST since April 1982. Since 1976, he has served as President of VRA, Inc., which provides business planning and financial services for technology based companies.

     Stuart F. Daniels, Ph.D. is a co-founder of inTEST and served as Vice President and a director in 1982 and was reappointed as a director in April 1997. In March 1996, Dr. Daniels founded The Daniels Group, which is engaged in technology assessment, protection and commercialization consulting. From 1980 to December 1995, Dr. Daniels held several management positions with Siemens Corporation and its subsidiaries.

     Gregory W. Slayton has served as a director of inTEST since August 1998. Since December 1997, Mr. Slayton has been the President, Chief Executive Officer and a director of ClickAction, Inc. (f/k/a MySoftware Company), a publicly traded company that develops small business software. Additionally, since June 1997, Mr. Slayton has been Managing Director of Slayton Capital, a venture capital firm. From December 1995 to July 1997, Mr. Slayton was President, Chief Operating Officer and a director of ParaGraph International, a privately held Internet tools company. From December 1995 to March 1996, Mr. Slayton also served as President and Chief Executive Officer of Velocity, Inc., a privately held CD-gaming company. Mr. Slayton co-founded Worlds, Inc., an Internet technology company, in August 1994 and served as its Senior Vice President and Chief Financial Officer from its inception to November 1995. Mr. Slayton is also a director of Net Creations, Inc., a publicly traded Internet provider of direct marketing services, and Quantum Corporation, a publicly traded manufacturer of hard disk drives and related products.

     James J. Greed, Jr. has served as a director of inTEST since our acquisition of Temptronic in March 2000. From April 1991 to December 1999, Mr. Greed was President of VLSI Standards, Inc., a leading supplier of calibration standards to the semiconductor and related industries. Following his retirement from VLSI, Mr. Greed founded Foothill Technology, a consulting firm, and has served as its President since its inception. Hakuto Co. Ltd. of Japan, the parent company of Hakuto America Holdings, Inc., a principal stockholder of inTEST, is a client of Foothill Technology. From July 1992 through December 1999, Mr. Greed also served on the board of directors of Semiconductor Equipment and Materials International ("SEMI"), an international trade association, serving as chairman for the 1996-1997 term and chairman of its International Standards Committee since 1994. In January 2000, SEMI engaged Mr. Greed to coordinate an effort by semiconductor equipment manufacturers to develop a coordinated international assessment of, and response to, the recently published International Technology Roadmap for Semiconductors.

Agreements Regarding Selection of Nominees for Director

     Under the terms of the Amended and Restated Agreement and Plan of Merger and Reorganization dated as of January 4, 2000, pursuant to which Temptronic was merged into one of our wholly-owned subsidiaries, we agreed that at the closing of the merger, Messrs. Greed and Stone would be elected as directors. We also agreed that, for a period of two years following the closing of the merger, we will nominate Messrs. Greed and Stone for re-election at each annual meeting of our stockholders or special meeting held in lieu of an annual meeting and recommend their re-election.

Committees of the Board of Directors

     Our Board of Directors has three standing Committees: an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 1999, the Board of Directors held a total of five meetings.

     The Executive Committee is responsible for those duties delegated to it by the Board of Directors. The Executive Committee consists of Alyn R. Holt, Robert E. Matthiessen and Daniel J. Graham. The Executive Committee did not meet during 1999.

     The Audit Committee reviews the results and scope of the audit and other services provided by our independent auditors. The Audit Committee consists of Stuart F. Daniels, Ph.D., Richard O. Endres, Gregory W. Slayton and James
J. Greed, Jr. (who joined the Audit Committee In May 2000). The Audit Committee held two meetings during 1999.

     The Compensation Committee makes determinations concerning salaries and incentive compensation for our executive officers and administers our 1997 Stock Plan with respect to key employees, other option agreements and the awarding of bonuses. The Compensation Committee consists of Stuart F. Daniels, Ph.D., Richard O. Endres, Alyn R. Holt, Gregory W. Slayton and
James J. Greed, Jr. (who joined the Compensation Committee in May 2000). The Compensation Committee held one meeting during 1999.

     Each of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he is a member which were held during the time in which he was a director or a committee member, as applicable.


Director Compensation

     We pay non-employee directors a quarterly retainer of $2,500, a fee of $2,000 per board meeting and a fee of $1,000 per committee meeting that falls on a day other than a board meeting. In addition, we reimburse non-employee directors' travel expenses and other costs associated with attending board or committee meetings. We do not pay additional cash compensation to our officers for their service as directors. However, officers who serve as directors of our foreign subsidiaries receive compensation as approved each year by such subsidiary's Board of Directors. Dr. Daniels provides us with consulting services relating to intellectual property matters. In connection with such services, Dr. Daniels was paid fees totaling $66,400 during 1999.


Recommendation

     The Board of Directors recommends a vote "FOR" the re-election of each of the nominees to the Board of Directors named above.


                       EXECUTIVE OFFICERS OF inTEST

Our executive officers and their ages as of June 1, 2000 are as follows:


Name                         Age     Position
----                         ---     --------
Robert E. Matthiessen         55     President, Chief Executive Officer and Director
Hugh T. Regan, Jr.            40     Treasurer, Secretary and Chief Financial Officer
Douglas W. Smith              50     Executive Vice President, Chief Operating
                                       Officer and Director
Daniel J. Graham              54     Vice Chairman, Senior Vice President and
                                       Director
Jack R. Edmunds               59     Vice President of Operations
Jerome R. Bortnem             47     Vice President of Sales and Marketing
William M. Stone              58     President and Chief Executive Officer of
                                       Temptronic Corporation and Director
Alyn R. Holt                  62     Chairman


Biographical and Other Information Regarding the Executive Officers of inTEST

     Executive officers are appointed by the Board of Directors. Each executive officer is appointed to serve until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified.

     Robert E. Matthiessen.  See "Election of Directors."

     Hugh T. Regan, Jr. has served as inTEST's Treasurer and Chief Financial Officer since joining inTEST in April 1996 and was elected Secretary in December 1999. From 1985 to April 1996, Mr. Regan served in various financial capacities for Value Property Trust, a publicly traded real estate investment trust, including Vice President of Finance from 1989 to September 1995 and Chief Financial Officer from September 1995 until April 1996.

     Douglas W. Smith.  See "Election of Directors."

     Daniel J. Graham.  See "Election of Directors."

     Jack R. Edmunds has served as inTEST's Vice President of Operations since October 1998 and as director of Operations from September 1987 to October 1998.

     Jerome R. Bortnem has served as inTEST's Vice President of Sales and Marketing since August 1998 and as Western Regional Sales Manager from August 1993 to August 1998.

     William M. Stone.  See "Election of Directors."

     Alyn R. Holt.  See "Election of Directors.

                        EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation we paid for services rendered during the years ended December 31, 1999, 1998 and 1997, to our Chairman, Chief Executive Officer and the four other most highly compensated executive officers in the year ended December 31, 1999.

                          Summary Compensation Table


                                                                                     Long-Term
                                                                                   Compensation
                                                  Annual Compensation                 Awards
                                           -----------------------------------     ------------
                                                                                    Securities
       Name and                                                   Other Annual      Underlying        All Other
   Principal Position             Year     Salary       Bonus     Compensation      Options (#)     Compensation
   ------------------             ----     ------       -----     ------------      ----------      ------------
Alyn R. Holt                      1999   $251,582     $  --        $ 5,602(1)         --            $ 69,011(2)
  Chairman                        1998    226,238        --         53,264(1)         --              65,661(2)
                                  1997    198,010        --         53,675(1)         --             137,117(2)

Robert E. Matthiessen             1999   $181,994     $67,288(3)   $ 5,602(4)         --            $ 65,654(5)
  President, Chief Executive      1998    171,576        --          5,320(4)         --              53,778(5)
  Officer and Director            1997    135,914        --          8,577(4)         --               6,240(5)

Douglas W. Smith                  1999   $155,260     $67,288(3)   $ 8,630(6)         --            $  4,998(7)
  Executive Vice President,       1998     56,250        --           --              --               3,874(7)
  Chief Operating Officer         1997       --          --           --              --                --
  and Director

William M. Stone (9)              1999   $142,193     $15,384      $ 5,227(10)        --            $ 13,188(11)
  President, Chief Executive      1998    113,166        --          5,213(10)      46,250(12)         7,674(11)
  Officer of Temptronic           1997     55,682        --          2,961(10)      11,562(13)         2,231(11)
  Corporation and Director

Daniel J. Graham                  1999   $136,850     $  --        $ 7,882(14)        --            $  6,888(15)
  Vice Chairman, Senior Vice      1998    126,704        --         12,862(14)        --               7,132(15)
  President and Director          1997    112,040        --         19,088(14)        --              32,077(15)

Hugh T. Regan, Jr.                1999   $128,492     $30,000(3)   $ 5,602(16)        --            $  5,996(17)
  Treasurer, Secretary and        1998    118,974        --          2,533(16)      50,000(18)         6,240(17)
  Chief Financial Officer         1997     95,400        --          2,348(16)        --               6,240(17)


------------------
(1) Includes $5,602, $5,320 and $4,931 for group health insurance in 1999, 1998 and 1997, respectively; $24,059 and $9,728 for company paid personal travel in 1998 and 1997, respectively; $22,688 for the annual lease value of an automobile for Alyn R. Holt in 1998 and $30,896 for the lease of automobiles for Alyn R. and Connie E. Holt in 1997; and $1,197 and $6,720 for use of company staff time for personal matters in 1998 and 1997, respectively.

(2) Includes $4,636, $4,847 and $4,847 for premiums paid on life insurance for Mr. Holt in 1999, 1998 and 1997, respectively; $4,750, $4,750 and $4,750 for matching contributions to Mr. Holt's 401(k) Plan account in 1999, 1998 and 1997, respectively; and $59,625, $56,064 and $127,520 for serving as a director of inTEST Limited and inTEST Kabushiki Kaisha in 1999, 1998 and 1997, respectively.

(3)   Paid in March 2000.

(4) Includes $3,646 for the annual lease value of an automobile for Mr. Matthiessen in 1997; and $5,602, $5,320 and $4,931 for group health insurance in 1999, 1998 and 1997, respectively.

(5) Includes $1,279, $1,490 and $1,490 for premiums paid on life insurance for Mr. Matthiessen in 1999, 1998 and 1997, respectively; $4,750, $4,750 and $4,750 for matching contributions to Mr. Matthiessen's 401(k) Plan account in 1999, 1998 and 1997, respectively; and $59,625 and $47,538 for serving as a director of inTEST Limited and inTEST Kabushiki Kaisha in 1999 and 1998, respectively.

(6)   Represents amount paid for group health insurance in 1999.

(7) Includes $1,248 and $124 for premiums paid on life insurance for Mr. Smith in 1999 and 1998, respectively; and $3,750 and $3,750 for matching contributions to Mr. Smith's 401(k) Plan account in 1999 and 1998, respectively.

(8) Represents salary paid from August 3, 1998, the date Mr. Smith was elected as an officer of inTEST.

(9) Represents salary paid to Mr. Stone by Temptronic Corporation in periods preceding the acquisition of Temptronic by inTEST.

(10) Includes $5,227, $5,213 and $2,961 for group health insurance for Mr. Stone in 1999, 1998 and 1997, respectively.

(11) Includes $571, $644 and $485 for premiums paid on life insurance for Mr. Stone in 1999, 1998 and 1997, respectively; $4,540 and $3,346 for matching contributions to Mr. Stone's 401(k) Plan account in 1999 and 1998, respectively; and $8,077, $3,684 and $1,746 for the value of shares of Temptronic Corporation's common stock allocated to Mr. Stone's account in the Temptronic Equity Participation Plan in 1999, 1998 and 1997, respectively.

(12) Represents options to purchase 50,000 shares of Temptronic Corporation common stock which were converted to options to purchase 46,250 shares of inTEST Corporation upon the acquisition of Temptronic by inTEST.

(13) Represents options to purchase 12,500 shares of Temptronic Corporation common stock which were converted to options to purchase 11,562 shares of inTEST Corporation upon the acquisition of Temptronic by inTEST.

(14) Includes $5,375 and $10,750 for the annual lease value of an automobile for Mr. Graham in 1998 and 1997, respectively; and $7,882, $7,487 and $6,938 for group health insurance in 1999, 1998 and 1997, respectively.

(15) Includes $2,138, $2,382 and $2,382 for premiums paid on life insurance for Mr. Graham in 1999, 1998 and 1997, respectively; $4,750, $4,750 and $4,750 for matching contributions to Mr. Graham's 401(k) Plan account in 1999, 1998 and 1997, respectively; and $24,945 for serving as a director of inTEST Limited in 1997.

(16) Includes $5,602, $2,533 and $2,348 for group health insurance for Mr. Regan in 1999, 1998 and 1997, respectively.

(17) Includes $1,246, $1,490 and $1,490 for premiums paid on life insurance for Mr. Regan in 1999, 1998 and 1997, respectively; and $4,750, $4,750 and $4,750 for matching contributions to Mr. Regan's 401(k) Plan account in 1999, 1998 and 1997, respectively.

(18) Includes (i) the grant of options to purchase 20,000 shares of common stock and (ii) the repricing of options to purchase 30,000 shares.

Stock Options

     We did not grant any stock options during the year ended December 31, 1999 to the named executive officers.


Exercise of Options

     The following table sets forth information regarding the exercise of stock options and the value of any unexercised stock options of each of our named executive officers who exercised or held options during the fiscal year ended December 31, 1999:


  Aggregated Option Exercises in 1999 and December 31, 1999 Option Values


                                            Number of Shares         Value of Unexercised
                                         Underlying Unexercised     In-the-Money Options at
                   Acquired                Options at 12/31/99             12/31/99 (1)
                      on      Value    --------------------------  --------------------------
Name               Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
----               --------  --------  -----------  -------------  -----------  -------------
Hugh T. Regan, Jr.     0    $     0      16,000        34,000       $199,000     $436,000
William M. Stone   4,625(2)  26,200(3)    9,250        43,937        128,945      640,507


-----------------
(1) Based upon the closing price for inTEST's common stock as reported on the Nasdaq National Market System on December 31, 1999 of $18.00 less the exercise price.

(2) Mr. Stone exercised options to purchase 5,000 shares of Temptronic Corporation on September 29, 1999. Upon the merger of Temptronic and inTEST, the 5,000 shares of Temptronic Corporation converted to 4,625 shares of inTEST Corporation.

(3) Based upon an independent valuation of $5.25 per share for the common stock of Temptronic as of September 30, 1999, less the exercise price.


Repricing of Options

     The following table sets forth certain information concerning the repricing of options held by any executive officer during the last ten completed fiscal years:

                     Ten-Year Option Repricing Table


                                                                                          Length of
                                    Number of                    Exercise                 Original
                                    Securities   Market Price    Price at                Option Term
                                    Underlying   of Stock at     Time of        New       Remaining
                                     Repriced      Time of       Repricing    Exercise   at Date of
Name and Position          Date       Options     Repricing     (per share)    Price      Repricing
-----------------          ----     ----------   -----------    -----------   ---------  -----------
Hugh T. Regan, Jr.,
  Treasurer, Secretary
  and Chief Financial
  Officer                6/30/98      30,000        $6.00          $7.50        $6.00     9 years
Jerome R. Bortnem,
  Vice President of
  Sales and Marketing    6/30/98      10,000        $6.00          $7.50        $6.00     9 years



Stock Performance Graph

     The following graph shows a comparison of cumulative total returns during the period commencing on June 17, 1997, the date of our initial public offering, and ending on December 31, 1999, for inTEST, the NASDAQ Market Composite Index and a composite index (the "Peer Group Index") of public companies engaged in manufacturing back-end automatic test equipment. The companies included in the Peer Group Index consist of Aehr Test Systems, Aetrium, Inc., Aseco Corporation, Cerprobe Corporation, Cohu, Inc., Credence Systems Corp., Electroglas, Inc., Integrated Measurement Systems, LTX Corporation, Micro Component Technologies, Inc. and Teradyne, Inc. The comparison assumes $100 was invested on June 17, 1997, in our common stock and in each of the foregoing indices and assumes the reinvestment of all dividends, if any. Although the common stock was offered at $7.50 per share in the initial public offering, the performance graph must begin with the closing price of the common stock on the date of the initial public offering, which was $7.625.

(Graph omitted)


                                 6/17/97   12/31/97    12/31/98   12/31/99
                                 -------   --------    --------   --------
inTEST Corporation               $100.00   $ 93.33     $110.00     $240.00
NASDAQ Composite Index           $100.00   $112.98     $158.44     $286.24
Peer Group Index                 $100.00   $ 80.77     $ 84.17     $264.47


     The historical stock price performance of our common stock is not necessarily indicative of future performance.

Compensation Committee Report on Executive Officer Compensation

     The Compensation Committee approves the compensation for all executive officers of inTEST (also referred to in this report as the "Company") and acts on such other matters relating to their compensation as it deems appropriate. During 1999, the members of the Committee were Dr. Daniels and Messrs. Endres, Holt and Slayton. The Committee also administers, with respect to key employees, the Company's stock option plan and determines the participants in such plan and the amount, timing and other terms and conditions of awards under such plan.

     Compensation Philosophy and Objectives. The Committee is committed to the general principle that overall executive compensation should be commensurate with the performance by the Company and the individual executive officers, and that long-term incentives awarded to such executive officers should be aligned with the interest of the Company's stockholders. The primary objectives of the Company's executive compensation program are to attract and retain executive officers who will contribute to the Company's long-term success, to reward the achievement of desired Company goals, and to provide compensation opportunities that are linked to the performance of the Company and that directly link the interests of executive officers with the interests of stockholders.

     The Company's executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size and consists of three components: salary, bonus and long-term incentive compensation in the form of stock options. In determining compensation levels, the Committee considers a number of factors, including Company performance, both separately and in relation to other companies within the semiconductor equipment industry, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, historical compensation levels and stock awards at the Company, and the overall competitive environment for executive officers and the level of compensation necessary to attract and retain key executive officeres. Compensation levels may be greater or less than competitive levels in other companies within the semiconductor equipment industry based upon factors such as annual and long-term Company performance and individual performance.

     Salary. Base salaries of all executive officers, including the Chief Executive Officer, are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance, contribution and potential of the executive officer and the Company's overall performance. The Company's Chief Executive Officer proposes to the Committee the salaries of all executive officers after consideration of the foregoing individual, Company and industry factors. The Committee considers these recommendations and its own assessments of these factors in making its final determination of each executive officer's base salary. Base salaries for executive officers are evaluated and adjusted annually.

     Bonus. In connection with setting the base salary for each executive officer, the Committee also determines the annual bonus formula or amount that will be paid to each executive officer. Generally, in 1999, the annual bonus for executive officers whose efforts had a direct effect on the Company's profitability was based upon a percentage of pre-tax profits of the Company. Accordingly, the bonus paid in 1999 for each of the Chief Executive Officer and the Chief Operating Officer was equal to 1% of consolidated pre-tax profits.

     Long-Term Incentive Compensation. The Committee periodically considers whether to grant awards under the Company's stock option plan to specific executive officers based on factors including: the executive officer's position in the Company; his or her performance and responsibilities; the extent to which he or she already holds an equity stake in the Company; equity participation levels of comparable executive officers and key employees at other similar companies; and the executive officer's individual contribution to the Company's overall performance. The plan does not provide any formula for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as the future anticipated performance and responsibilities of the executive officer in question.

     In summary, it is the opinion of the Committee that the executive compensation program provides the necessary total remuneration package to align properly the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                   Compensation Committee:
                   Stuart F. Daniels, Ph.D.
                   Richard O. Endres
                   James J. Greed, Jr.
                   Alyn R. Holt
                   Gregory W. Slayton

Employment Agreement

     In connection with the acquisition of Temptronic, we entered into a new employment agreement with William M. Stone, Temptronic's President and Chief Executive Officer. The new agreement has a term of three years commencing on March 9, 2000, the date of the acquisition, and may be extended for successive annual periods if not terminated earlier in accordance with the terms of the agreement. The agreement provides that Mr. Stone will serve as the President and Chief Executive Officer of Temptronic Corporation with a base salary of $160,000 per annum, which may increase, but not decrease, annually. Mr. Stone will receive, for each calendar year during the term of the agreement, a bonus equal to 1% of the pre-tax profit of Temptronic, fringe benefits and reimbursement for reasonable business expenses. In addition, we recently agreed to amend Mr. Stone's employment agreement to recognize Mr. Stone's contribution to Temptronic's return to profitability and intend to award to Mr. Stone incentive stock options to purchase 60,000 shares of inTEST common stock (vesting over four years) upon approval of the amendment of the 1997 Stock Plan as described in this proxy statement and to pay Mr. Stone an additional bonus of $100,000, annually, in 2000 and in each of the succeeding four calendar years.

     Mr. Stone's employment under the agreement may be terminated (i) by him if he resigns without cause, (ii) by reason of his death or disability, (iii) by Temptronic without cause or (iv) by Temptronic for cause. If his employment is terminated by reason of death or disability or by Temptronic without cause, Mr. Stone will be entitled to base salary and all fringe benefits for the remainder of the term of the agreement or one year, whichever is longer, including: (1) all fringe benefits for any period subsequent to the termination of employment, and (2) continued insurance coverage for Mr. Stone and his family as broad and as is in effect at the time of the termination, at his expense, until he reaches or would have reached age 65. In addition, upon such termination, the incentive stock options to be issued to him upon approval of the proposal to amend the 1997 Stock Plan would immediately vest and the fixed bonus amounts not then paid will accelerate and become payable within 30 days. If Mr. Stone resigns, Temptronic will have no further liability to him for salary, bonus or other compensation or benefits from and after the effective date of his resignation, other than payment, when calculated, of any bonus to which he may be entitled which may have accrued through the effective date of termination. If his employment is terminated for cause, Temptronic will have no further obligation to Mr. Stone except payment of salary that may have accrued through the effective date of termination.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consisted of Dr. Daniels and Messrs. Endres, Holt and Slayton during 1999. Mr. Holt serves as an executive officer of inTEST. Dr. Daniels provides us with consulting services relating to intellectual property matters. In connection with such services, Dr. Daniels was paid fees totaling $66,400 during 1999.

        INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     If the stockholders approve the amendments to the 1997 Stock Plan described in this proxy statement, we intend to grant incentive stock options for the purchase of 60,000 shares of our common stock to William M. Stone, a nominee for director.

                 AMENDMENT OF THE 1997 STOCK PLAN

Description of the Amendments

     Our Board of Directors has approved two amendments to our 1997 Stock Plan (also referred to as the "Plan") subject to stockholder approval. Specifically, the two proposals are as follows:

     * the first amendment would increase the maximum number of shares of common stock for which options and stock awards may be granted under the Plan from 500,000 shares to 1,000,000 shares (the "Share Amendment"); and

     * the second amendment would reduce the number of shares required to vote in favor of certain amendments to the Plan in order to approve such amendments to the Plan in the future so that the voting requirements are consistent with various legal requirements to which the Plan is subject (the "Approval
        Amendment").

     The Board of Directors approved the Share Amendment in order to ensure that we are able to continue to retain and attract existing and future directors, officers, key employees and consultants through grants of stock options or restricted stock awards. Presently, only 500,000 shares are authorized to be issued pursuant to options or stock awards under the Plan, and we have awarded stock options for the purchase of up to 495,000 shares. Approval of the Share Amendment would permit us to grant stock options or restricted stock awards for up to an additional 500,000 shares.

     The Board of Directors approved the Approval Amendment in order to conform the voting requirements of the Plan to current legal requirements. Presently, any amendment of the Plan which would (i) change the eligibility of employees or the class of employees eligible to receive options under the Plan or (ii) increase the maximum number of shares as to which options may be granted to employees under the Plan (the "Employee Amendments") requires the affirmative vote of the holders of a majority of the outstanding shares of common stock to be approved. The Approval Amendment would amend the Plan so that Employee Amendments could be approved by the holders of less than a majority of outstanding shares. Rather, Employee Amendments would require the approval of the holders of that number of shares required under applicable tax and securities laws and other applicable regulations, including those of Nasdaq. Under such current requirements, an Employee Amendment could be approved by the affirmative vote of the holders of a majority in voting power of the shares of stock that are present in person or by proxy and entitled to vote on the matter.

Approval of the Amendments

     According to the Plan, the Share Amendment requires the approval of the holders of a majority of the outstanding shares. The Plan does not require stockholder approval of the Approval Amendment. However, because the proposal would reduce the voting requirements for future Employee Amendments, we are submitting this proposal for approval by the holders of the number of shares which is presently required to approve such Employee Amendments, that is, a majority of the outstanding shares.

Material Plan Provisions

     The following information provides a summary of the Plan as it is proposed to be amended.

     The purpose of the Plan is to promote our overall financial objectives by motivating those of our directors, officers, key employees and consultants who are selected to participate in the Plan to achieve long-term growth of our equity and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan provides incentives to these persons to enter into or remain in our service or employ and to devote themselves to our success by granting to such persons an opportunity to acquire or increase their interest in our common stock through receipt of (i) rights ("Options") to acquire shares of our common stock or (ii) awards of restricted shares of our common stock ("Stock Awards").

     The Plan consists of two parts: the Non-Qualified Plan and the Key Employee Plan. Our directors and consultants are eligible to participate in the Non-Qualified Plan, and our officers and other key employees are eligible to participate in the Key Employee Plan. As amended, the Plan will permit the granting of Options or Stock Awards for up to 1,000,000 shares of our common stock. All or any portion of such Options and Stock Awards may be granted to our officers and key employees. Since the Plan's inception, we have awarded Options to purchase 495,000 shares under the Plan, 10,000 under the Non-Qualified Plan and 485,000 under the Key Employee Plan. We have not made any Stock Awards under the Plan.

     The Non-Qualified Plan is administered by our Board of Directors, and the Key Employee Plan is administered by the Compensation Committee of our Board of Directors (the Board of Directors or the Compensation Committee, as the case may be, is referred to herein as the "Administrator"). The

Administrator has sole discretion to determine when and to whom awards will be granted, the number of shares covered by each award, the type of award, and the terms, provisions and kind of consideration payable, if any, with respect to any award under the Plan, subject to the provisions of the Plan. In determining the persons to whom awards will be granted and the number of shares covered by each award, the Administrator may take into account the duties of the respective persons, their present and potential contribution to our success and such other factors as the Administrator shall deem relevant.

     Options granted under the Key Employee Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NQSOs"). Options granted under the Non-Qualified Plan will be NQSOs. The exercise price of any Option will be determined by the Administrator, and, in the case of ISOs, will not be less than 100% of the Fair Market Value (as defined in the Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to persons who, at the time the option is granted, own more than 10% of the outstanding voting power of our stock. The Administrator may provide in the option contract that the payment of the option price may be made in cash, by delivery of shares of common stock held by the optionee for more than one year and having a Fair Market Value equal to such option price, by a combination thereof or by any other method the Administrator may approve.

     All Options to the extent not earlier exercised, expire on the earliest of (i) the last business day immediately preceding the tenth anniversary of the date of grant, (ii) one year following the optionee's termination of his or her employment or service (unless such termination is for cause, as defined in the Plan, in which case any options held by such optionee will terminate immediately upon a finding that the termination was for cause) or
(iii) a date set by the Administrator upon a finding that a change in the financial accounting treatment for the Options has been adopted that may have a material adverse effect on us. In addition, in the event of a Change of Control, as defined in the Plan, the Administrator may take whatever action with respect to outstanding options it deems necessary or advisable, including accelerating the expiration date of any such outstanding option to a date not earlier than thirty (30) days from the date notice of such acceleration is given to the respective optionee or terminate any Option that may not have then vested.

     The Plan further provides for the granting of Stock Awards, which are awards of the Company's common stock, either with or without payment of consideration therefor. Stock Awards will be subject to such restrictions as the Administrator determines is appropriate, including, without limitation, restrictions on the sale or other disposition of the shares of stock so awarded and our right to reacquire such shares upon termination of the recipient's employment or service.

     Participation in the Plan is at the discretion of the Administrator of the Plan. Future participation will be based upon determinations which the Administrator may make in the future, except that, if the proposals to amend the Plan are approved by the stockholders at the annual meeting, the Compensation Committee has determined that it will award Options to purchase 60,000 shares to William M. Stone, President and Chief Executive Officer of Temptronic Corporation. No other such determinations have yet been made, so it is not possible to state the benefits which may be awarded to any of our other directors, executive officers or other officers.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote "FOR" the approval of the amendments to the 1997 Stock Plan as described in this proxy statement.


            RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG LLP has been our independent public accountant since our incorporation in 1981. Our Board of Directors has selected KPMG LLP as inTEST's independent certified public accountant for the current year. This appointment will be submitted to the stockholders for ratification at the meeting.

     A representative of KPMG LLP is expected to be present at the meeting. He will be given an opportunity to make a statement if he desires and will be available to respond to questions by stockholders. If the stockholders do not ratify the selection of this firm, the selection of another firm of independent certified public accountants will be considered by the Board of Directors.

     The Board of Directors may, in its discretion, direct appointment of a new accounting firm at any time during the year if the Board believes that such a change would be in our best interests. No such change is anticipated.

Recommendation

     The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of KPMG LLP as inTEST's independent certified public accountants.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We paid fees totaling $66,400 during 1999 for consulting services relating to intellectual property matters provides to us by Stuart F. Daniels, Ph.D., one of our directors.

     Hakuto Co. Ltd., the parent company of one of our principal stockholders, distributes some of our products in Japan. During 1999, our Temptronic subsidiary sold approximately $1.5 million in products to Hakuto for distribution. At December 31, 1999, Temptronic's accounts receivable included approximately $200,000 due from Hakuto. All sales to Hakuto were at market price and on customary terms.


                       STOCKHOLDER PROPOSALS

     Stockholders intending to submit proposals to be included in our proxy statement for our next annual meeting must send their proposals to Hugh T. Regan, Jr., Secretary (at 2 Pin Oak Lane, Cherry Hill, New Jersey 08003), not later than March 9, 2001. These proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC, and meet certain other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals in order to be considered for inclusion in our proxy statement and form of proxy card relating to that meeting.

                             ANNUAL REPORT

     Our Annual Report to Stockholders for the year ended December 31, 1999, accompanies this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.


                         ADDITIONAL INFORMATION

     inTEST will provide to each person solicited, without charge except for exhibits, upon the written request of such person, a copy of inTEST's annual report on Form 10-K, including inTEST's financial statements and financial statement schedules required to be filed with the Securities and Exchange Commission for the year ended December 31, 1999. Requests should be directed to Mr. Hugh T. Regan, Jr., Secretary, inTEST Corporation, 2 Pin Oak Lane, Cherry Hill, New Jersey 08003.

                             MISCELLANEOUS

     This solicitation is made on behalf of the Board of Directors, and its cost (including preparing and mailing of the notice, this proxy statement and the form of proxy card) will be paid by inTEST. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to assure sufficient representation at the meeting, our officers and employees may solicit the return of proxies by mail, telephone, telegram and personal interview. We will not pay any compensation in addition to regular salary and benefits to any such officer or employee for such solicitation. If necessary, we may engage a proxy solicitor to assist in the solicitation of proxies from stockholders. We have not entered into an agreement with any party for such solicitation services as of the date of this proxy statement.

     Where information contained in this proxy statement rests peculiarly within the knowledge of a person other than one of our officers or directors, we have relied upon information furnished by that other person.


                                    By Order of the Board of Directors,


                                    /s/Hugh T. Regan, Jr.
                                    --------------------------------
Hugh T. Regan, Jr.
Secretary

July 7, 2000

                        APPENDIX A TO PROXY STATEMENT

                              inTEST CORPORATION
                             AMENDED AND RESTATED
                                1997 STOCK PLAN

                                  ARTICLE I
                                ESTABLISHMENT

     1.1 Purpose. The inTEST Corporation 1997 Stock Plan (the "Plan") is hereby established by inTEST Corporation (the "Company"). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in the equity of the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan provides additional incentives to officers and other key employees ("Key Employees"), consultants ("Consultants") and members of the Board of Directors of the Company or its Affiliates, as defined herein ("Directors"), to enter into or remain in the service or employ of the Company or its Affiliates and to devote themselves to the Company's success by granting such individuals an opportunity to acquire or increase their proprietary interest in the Company through receipt of (i) rights (the "Options") to acquire the Company's Common Stock, par value $.01 per share (the "Common Stock"), and (ii) awards of shares of the Common Stock ("Stock Awards").

     1.2 Two-Part Plan. The Plan shall be divided into two sub-plans: the "Key Employee Plan," which will govern benefits for Key Employees, as defined herein, and the "Non-Qualified Plan," which will govern benefits to Directors and Consultants. All provisions hereunder which refer to the "Plan" shall apply to each of the Key Employee Plan and the Non-Qualified Plan.

                                   ARTICLE II
                              STOCK SUBJECT TO PLAN

     2.1 Aggregate Maximum Number. The aggregate maximum number of shares of the Common Stock for which Options or Stock Awards may be granted under the Plan, including without limitation, the Key Employee Plan, is 1,000,000 shares (the "Plan Shares"), which number is subject to adjustment as provided in
Section 7.6. Plan Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, or if pursuant to the terms of a Stock Award the shares so awarded are forfeited, the Plan Shares allocable to the unexercised portion of such Option, or such forfeited shares of a Stock Award may again be the subject of an Option or Stock Award granted pursuant to the Plan.

                                  ARTICLE III
                                  TERM OF PLAN

     3.1 Term of Plan. The Plan shall commence on the date of approval of the Plan by the Board of Directors of the Company ("Effective Date"), but shall terminate unless the Plan is approved by the stockholders of the Company within twelve months of such date as set forth in Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). Any Options granted pursuant to the Plan prior to approval of the Plan by the stockholders of the Company shall be subject to such approval and, notwithstanding anything to the contrary herein or in any Option Document (as defined below), shall not be exercisable until such approval is obtained. No Option may be granted under the Plan on or after the date which is ten years after the Effective Date.

                                   ARTICLE IV
                                  ELIGIBILITY

     4.1  Eligibility.

          (a) Key Employee Plan. Except as herein provided, the persons who shall be eligible to participate in the Key Employee Plan and be granted awards of Options or Stock Awards ("Benefits") shall be those Key Employees who shall be in a position, in the opinion of the Committee, as defined herein, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Administrator, as herein defined, may, from time to time, select persons to be granted Benefits and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the benefit, the Administrator may give consideration to the person's functions and responsibilities, the person's contributions to the Company and its Affiliates, the value of the individual's service to the Company and its Affiliates and such other factors deemed relevant by the Administrator. The term "Affiliates" shall mean any corporation in which the Company owns, directly or indirectly, 50 percent or more of the voting stock or capital at the time of the granting of the Option or Stock Award.

          (b) Non-Qualified Plan. NQSOs, as defined herein, and Stock Awards may be granted to Directors and Consultants pursuant to the Non-Qualified Plan as herein provided.

                                   ARTICLE V
                                 STOCK OPTIONS

     5.1 Key Employee Plan Options. Options granted under the Key Employee Plan may be either ISOs, as defined herein, or NQSOs. Each Option granted under the Key Employee Plan is intended to be an incentive stock option ("ISO") within the meaning of Section 422(b) of the Code for federal income tax purposes, except to the extent (i) any such ISO grant would exceed the limitation of subsection 5.3(a) below, (ii) any Option is specifically designated at the time of grant (the "Grant Date") as not being an ISO (an Option which is not an ISO, and therefore is a non-qualified option, is referred to herein as an "NQSO"), or (iii) any Option is granted to a person who is not an employee of the Company or any Affiliate on the Grant Date.
Under the Key Employee Plan, Options may be granted to Key Employees at such times, in such amounts, and on such terms and conditions as determined by the Administrator, in accordance with the terms of the Plan.

     5.2  Non-Qualified Plan Options.

          Options granted under the Non-Qualified Plan shall be NQSOs. Such Options may be granted to Directors and Consultants at such times, in such amounts, and on such terms and conditions as determined by the Administrator in accordance with the terms of the Plan.

     5.3 Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents ("Option Documents") in such form as the Administrator shall from time to time approve, subject to the following terms and conditions. Option Documents may also contain such other terms and conditions (including vesting schedules for the exercisability of Options) which the Administrator shall from time to time provide which are not inconsistent with the terms of the Plan. Persons to whom Options are granted are hereinafter referred to as "Optionees."

          (a) Number of Option Shares. Each Option Document shall state the number of shares of Common Stock ("Option Shares") to which it pertains. If the aggregate fair market value of Option Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (determined as of the date the ISO is granted) and any options granted under other incentive stock option plans of the Company exceed $100,000, the portion of such options in excess of $100,000 shall be treated as options which are not ISOs in accordance with Section 422(d) of the Code.

          (b) Option Price. Each Option Document shall state the price at which an Option Share may be purchased (the "Option Price"), which, in the case of an ISO shall be not less than 100% of the "Fair Market Value" of a share of the Common Stock on the Grant Date. If the Common Stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market ("NASDAQ"), the Fair Market Value is the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be. If the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, the Fair Market Value will be as determined by the Administrator in good faith. If an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the Option Price shall be not less than One Hundred and Ten Percent (110%) of the Fair Market Value of an Option Share on the Grant Date.

          (c) Medium of Payment. An Optionee shall pay for Options Shares (i) in cash, (ii) by bank check payable to the order of the Company or (iii) by such other mode of payment as the Administrator may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Administrator may provide in an Option Document that payment may be made in whole or in part in shares of the Common Stock held by the Optionee for more than one year. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery of such notice that is not less than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. If certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess ("Excess Shares") of the number of shares required to make payment for the Option Price of the Option Shares (or the relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the total of the Option Shares in respect of which payment is so made plus such Excess Shares. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board of Directors to accept such shares in payment of the Option Price. The Board of Directors may impose such limitations or prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, subject to the provisions of the Plan.

          (d) Initial Exercise. The Administrator shall determine the time at which an Option may first be exercised.

          (e) Termination of Options. All Options shall expire at such time as the Administrator may determine and set forth in the Option Document, which date shall not be later than the last business date immediately preceding the tenth anniversary of the Grant Date of such Option (the "Expiration Date"). No Option may be exercised later than the Expiration Date. Notwithstanding the foregoing, no Option shall be exercisable after the first to occur of the following:

               (i) In the case of an ISO, five years from the Grant Date if, on the Grant Date the Optionee owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company;

               (ii) The date set by the Board of Directors of the Company to be an accelerated expiration date after a finding by the Board of Directors of the Company that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted materially adversely affects or, in the determination of the Board of Directors, may materially adversely affect in the foreseeable future, the Company, provided the Board of Directors may take whatever other action, including acceleration of any exercise provisions, it deems necessary should it make the determination referred to hereinabove;

               (iii) Expiration of one year (or such shorter period as the Administrator may select and set forth in the Option Document) from the date the Optionee's employment or service with the Company terminates for any reason other than circumstances described by Subsection (e)(v), below;

               (iv) In the event of a "Change in Control" (as defined in Subsection (f) below), the Administrator can (A) accelerate the Expiration Date of any Option which has vested provided an Optionee who holds an Option is given written notice at least thirty (30) days before the date so fixed, (B) terminate any Option which has not then vested or (C) accelerate the vesting schedule of any Option; or

               (v) In the case of an Option granted under the Key Employee Plan, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment with the Company for Cause. For purposes of this Section, "Cause" shall mean: (A) a breach by Optionee of his employment agreement with the Company, (B) a breach of Optionee's duty of loyalty to the Company, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company, (C) the commission by Optionee of a felony, a crime involving moral turpitude or other act causing material harm to the Company's standing and reputation, (D) Optionee's continued failure to perform his duties to the Company or (E) unauthorized disclosure by Optionee of trade secrets or other confidential information belonging to the Company. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price.

          (f) Change of Control. In the event of a Change in Control (as defined below), the Administrator may take whatever action with respect to the Options outstanding under the Plan it deems necessary or desirable, including, without limitation, accelerating the Expiration Date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionee or terminate any Option which has not then vested. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:

               (i) The date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

               (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company;

               (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in substantially the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation; or

               (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) the Company or any of its Affiliates or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or (B) any person who, on the date the Plan is approved by the stockholders, shall have been the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock.

          (g) Transfers. No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an ISO is granted, such Option may be exercised only by such person. No NQSO under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

          (h) Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Administrator shall deem advisable.

               (i) Amendment. The Administrator shall have the right to amend Option Documents issued to such Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection (f) above.

     5.4  Exercise.

          (a) Notice. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall (i) specify the number of Option Shares to be purchased, (ii) satisfy the securities law requirements set forth in this Section 5.4, and
(iii) in the case of an ISO, state that the Optionee acknowledges that the Options Shares may not be sold within one year of exercise or two years from the Grant Date and that the Option must be exercised within three months following termination of employment, in order to maintain the ISO status of the Option.

          (b) Restricted Stock. Each exercise notice shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Securities Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that the issuance of Option Shares upon the exercise of an Option should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the Option Shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer the exercise of any Option granted hereunder until either such event in A, B, C or D has occurred.

          (c)  Notice of Disqualifying Disposition.   An Optionee shall notify
the Administrator if any Option Shares received upon the exercise of an ISO are sold within one year of exercise or two years from the Grant Date.

                                   ARTICLE VI
                                  STOCK AWARDS

     6.1 Grants of Stock Awards. Stock Awards will consist of shares of Common Stock ("Bonus Shares") transferred to recipients ("Recipient"), either without payment therefor or with such payment as may be required by the Administrator, as additional compensation for such Recipient's service to the Company. Stock Awards shall be subject to such terms and conditions as the Administrator determines appropriate including, without limitation, re-strictions on the sale or other disposition of such Bonus Shares and rights of the Company to reacquire such Bonus Shares upon termination of the Recipient's employment or service within specified periods.

     6.2  Transferability; Legends.  Bonus Shares may be transferred only if
(i) the Bonus Shares are securities covered by a then current registration statement or a Notification under Regulation A under the Securities Act, or such transfer complies with the requirements of Rule 144 of the Exchange Act; and (ii) such transfer does not violate any restriction imposed on the Stock Award. The Bonus Shares may bear a legend referring to (x) the restrictions on transferability of such Bonus Shares, or (y) if the Recipient is subject to
Section 16 of the Exchange Act at the time the Bonus Shares are issued, the liability which may arise under Section 16 upon disposition of the Bonus Shares.

                               ARTICLE VII
                              ADMINISTRATION

     7.1  Administrator.   The Administrator for purposes of the Non-Qualified
Plan and the Key Employee Plan will be as follows:

          (a) Non-Qualified Plan. The grant of Options and Stock Awards pursuant to the Non-Qualified Plan will be administered by the Board of Directors of the Company. The Board of Directors of the Company may make such interpretation and construction of the Non-Qualified Plan as necessary from time to time in its sole discretion, such interpretation and construction of the Non-Qualified Plan to be final, binding and conclusive.

          (b) Key Employee Plan. With respect to the Key Employee Plan, the Board of Directors shall appoint a committee (the "Committee") composed of two or more non-employee directors (as the term "non-employee directors" is defined under Rule 16b-3(b)(3) of the Exchange Act) to operate and administer the Key Employee Plan. The Committee will administer the grant of Options and Stock Awards pursuant to the Key Employee Plan.

     7.2 Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

     7.3 Discretion of Committee and the Board of Directors. The Committee shall from time to time at its discretion grant Benefits pursuant to the terms of the Key Employee Plan and the Board of Directors shall from time to time at its discretion grant Benefits pursuant to the terms of the Non-Qualified Plan. The Administrator, as the case may be, shall have plenary authority to determine the Optionees or Recipients (each a "Participant") to whom and the times at which Benefits shall be granted, the number of Plan Shares to be covered by such grants and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO, subject, however, to the express provisions of the Key Employee Plan and compliance with Rule 16b-3(d) under the Exchange Act. In making such determinations the Administrator may take into account the nature of the Participant's services and responsibilities, the Participant's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Administrator of any provision of the Plan or of any benefit granted under it shall be final, binding and conclusive.

     7.4 No Liability. No member of the Board of Directors or the Committee shall be personally liable for any action or determination with respect to the Plan or any benefit thereunder, or for any act or omission of any other member of the Board of Directors or the Committee, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such person's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or (iii) any transaction from which such person derived an improper personal benefit.

     7.5 Indemnification. In addition to such other rights of indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to the administration of the Plan and the granting of Benefits hereunder, each member of the Board of Directors and of the Committee shall be entitled to be indemnified by the Company to the fullest extent permitted by applicable law, for all expenses (including but not limited to reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Benefits hereunder (each a "Proceeding") in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or Committtee in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Administrator unless within ten (10) days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled to as a matter of law, contract or otherwise. Expenses (including attorneys' fees) incurred by a member of the Board of Directors or the Committee in defending any Proceeding may be paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or such person to repay all amounts advanced if it should be ultimately be determined that such person is not entitled to be indemnified under this Article or otherwise, except that no such advance payment will be required if it is determined by the Board of Directors that there is a substantial probability that such person will not be able to repay the advance payments.

     7.6 Adjustments on Changes in Common Stock. The aggregate number of shares of Common Stock as to which Options or Stock Awards may be granted under the Non-Qualified Plan and the Key Employee Plan, the number of Option Shares covered by each outstanding Option and the Option Price per Option Share specified in each outstanding Option shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Board of Directors shall have the authority to determine the adjustments to be made under this Section and any such determination by the Board of Directors shall be final, binding and conclusive, provided that no adjustment shall be made which will cause an ISO to lose its status as such.

                               ARTICLE VIII
                               MISCELLANEOUS

     8.1 Amendment of the Plan. The Board of Directors at any time, and from time to time, may terminate, suspend, amend or otherwise modify the Plan in such manner as it may deem advisable. Notwithstanding the foregoing, no amendment of the Key Employee Plan which would change the eligibility of employees or the class of employees eligible to receive an Option or increase the maximum number of shares as to which Options may be granted, will be effective unless such action is approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3, any Nasdaq or securities exchange listing requirements, or other applicable requirements.

     8.2 Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to continue the employment of the Participant or the service as a member of the Board of Directors, as a consultant or in any other capacity, whichever the case may be with the Company or any of its Affiliates.

     8.3 Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer Option Shares or Bonus Shares, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or Bonus Shares, or (b) take whatever action it deems necessary to protect its interests, including withholding a portion of such Option Shares or Bonus Shares.


-------------------

Amended and restated subject to approval by the stockholders at the 2000 Annual Meeting.

                          APPENDIX B TO PROXY STATEMENT
                               FORM OF PROXY CARD

                                     PROXY
                               inTEST CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 4, 2000

                      THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF inTEST CORPORATION

     The undersigned hereby appoints Robert E. Matthiessen and Alyn R. Holt, and each of them jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of inTEST Corporation to be held August 4, 2000, and at any postponement or adjournment of the Annual Meeting of Stockholders, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of inTEST Corporation held of record by the undersigned on June 29, 2000, with all the powers and authority the undersigned would possess if personally present. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the meeting or any postponement or adjournment of the Annual Meeting of Stockholders and which are not known to the Board of Directors of inTEST Corporation a reasonable time before this solicitation of proxies.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NINE NOMINEES TO SERVE AS DIRECTORS, "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1997 STOCK PLAN, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

     The undersigned hereby acknowledges receipt of the proxy statement relating to the foregoing proposals.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE.

     Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

Has your address changed?                Do you have any comments?
__________________________               ________________________________
__________________________               ________________________________
__________________________               ________________________________

PLEASE MARK VOTES AS IN THIS EXAMPLE  [Box with "X"]

                               inTEST CORPORATION


     This Proxy will be voted as directed.   If no directions to the contrary
are indicated, the proxies intend to vote for the approval of each proposal. By signing and returning this proxy the undersigned gives the proxies discretionary authority regarding any other business which may properly come before the meeting or any adjournment or postponement of the annual meeting of stockholders and which is not known to the Board of Directors of inTEST Corporation a reasonable time before this solicitation of proxies.

MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR
COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD        [Box]


1.  ELECTION OF DIRECTORS. (Term to expire at 2001 Annual Meeting).

    Nominees:  (1)  Alyn R. Holt               (6)  Douglas W. Smith
               (2)  Robert E. Matthiessen      (7)  Gregory W. Slayton
               (3)  Daniel J. Graham           (8)  James J. Greed, Jr.
               (4)  Richard O. Endres          (9)  William M. Stone
               (5)  Stuart F. Daniels, Ph.D.

    [  ]   FOR                 [  ]   WITHHOLD               [  ]   FOR
           ALL                                                      ALL
           NOMINEES                                                 EXCEPT
---------------------
NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s).

2. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1997 STOCK PLAN (i) to increase the number of shares of stock which may be issued under the 1997 Stock Plan to 1,000,000 shares and (ii) reduce the number of shares required to be voted in favor of future amendments affecting employee eligibility and the number of shares which may be issued upon exercise of options which may be granted to employees.

    FOR                            AGAINST                         ABSTAIN
    [  ]                            [  ]                             [  ]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent public accountants of the Company for the year ending December 31, 2000.

    FOR                            AGAINST                         ABSTAIN
    [  ]                            [  ]                             [  ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof and matters incident to the conduct of the meeting.

    PLEASE BE SURE TO SIGN AND DATE THIS PROXY.


___________________________________________________     Date:_______________
Stockholder sign here         Co-owner sign here